Exhibit 10.1

Clear Skies Solar, Inc.

200 Old Country Road, Suite 610

Mineola, New York 11501-4241

October 27, 2009

To the subscribers in our May 8, July 28 and September 16, 2009 financings:

Reference is hereby made to those certain Subscription Agreements, dated as of May 8, 2009, July 28, 2009 and September 16, 2009 (each a “Subscription Agreement” and collectively, the “Subscription Agreements”), by and among Clear Skies Solar, Inc., a Delaware corporation (the “Company”), and each individual or entity identified on the signature pages thereto (each, including its successors and assigns, a “Subscriber” and, collectively, the “Subscribers”). Capitalized terms used in this letter agreement and not otherwise defined shall have the meanings ascribed to them in the Subscription Agreements and Transaction Documents.

1.

Maturity of Notes. Pursuant to the Subscription Agreement dated September 16, 2009 (the “September Agreement”), the Company issued secured convertible promissory notes (the “September Notes”) in the amounts set forth on Exhibit A hereto. The Maturity Date of the September Notes is October 31, 2009. The Company has requested an extension of the Maturity Date and the Company and the holders of the September Notes hereby agree that the Maturity Date is extended to January 31, 2010, notwithstanding anything to the contrary contained in any of the Transaction Documents, and acknowledge that such action will not be deemed to trigger any defaults, breaches or liquidated damages under the Transaction Documents.

2.

Reservation of Shares. The Transaction Documents require the Company to reserve a number of shares of its common stock (the “Reservation Requirement”) equal to 150% of the number of shares that might be obtained by the holder of the secured convertible promissory notes issued pursuant to each of the Subscription Agreements. The Subscribers hereby agree and consent to the amendment of the Reservation Requirement to 110%, and such reduction of the Reservation Requirement will not be deemed to trigger any defaults, breaches or liquidated damages under the Transaction Documents.

3.

Consideration. As consideration for the above the Company will issue to the holders of the September Notes an aggregate of one million shares of its common stock as set forth on Exhibit A hereto, which shares shall be issued under the same terms and conditions governing and related to the issuance of the Incentive Shares issued pursuant to the September Agreement except that there shall be no obligation on the Company’s part to register such shares.

4.

Miscellaneous. Subject to the waivers and agreements provided herein, the Transactions Documents shall remain in full force and effect. Except as expressly set forth herein, this letter agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Subscribers, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. The Subscribers reserve all rights, remedies, powers or privileges available under the Transaction Documents, at law or otherwise, subject to the terms of this letter agreement. This letter agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please indicate your acknowledgment of and agreement to the foregoing by signing a copy of this letter and returning an executed original to the Company. This Agreement may be executed by the parties hereto in counterparts, and execution may be evidenced by facsimile or other electronic transmission of a signed signature page by any party hereto, and all of such counterparts together shall constitute one and the same instrument.

Sincerely,

/s/ Ezra Green

Ezra Green

Chief Executive Officer

ACCEPTED AND AGREED:

ALPHA CAPITAL ANSTALT

By:	/s/ Konrad Ackermann	Dated: October 29, 2009
Name:	Konrad Ackerman
Title:	Director

	/s/ Barry Honig	Dated: October 28, 2009
BARRY HONIG

	/s/ Michael Brauser	Dated: October 28, 2009
MICHAEL BRAUSER

	/s/ Arthur Goldberg	Dated: October 28, 2009
ARTHUR GOLDBERG

EXHIBIT A

Holder	Principal Amount of Secured Convertible Notes dated 9/16/09	Shares to be Issued Pursuant to Section 3 Herein
ALPHA CAPITAL ANSTALT	110,000	400,000
Barry Honig	55,000	200,000
Michael Brauser	99,000	360,000
Arthur Goldberg	11,000	40,000

Totals	275,000	1,000,000

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